EXHIBIT 10.3

THIRD AMENDMENT TO
1999 BRE STOCK INCENTIVE PLAN

                    This Third Amendment (this “Third Amendment”) to the 1999 BRE Stock Incentive Plan, as amended by the First Amendment dated June 29, 2000 and the Second Amendment date June 29,2000 (the “Plan”) is adopted as of October 24, 2002 by the Board of Directors of BRE Properties, Inc., a Maryland corporation (the “Company”).

                    WHEREAS, the Company maintains the Plan; and

                    WHEREAS, pursuant to Section 6.2 of the Plan, the Plan may be amended from time to time by the Board of Directors of the Company;

                    NOW THEREFORE, BE IT RESOLVED, that the Plan be amended as follows, effective October 24, 2002:

                    1.               A new Section 6.11 shall be inserted following Section 6.10 and shall read in its entirety as follows:

                    “6.11          Prohibition on Repricing.  Notwithstanding any provision in this Plan to the contrary, no Option or SAR may be amended to reduce the Option Price per share of the shares subject to such Option or the exercise price of such SAR, as applicable, below the Option Price or exercise price as of the date the Option or SAR is granted.  In addition, no Option, SAR or other equity may be granted in exchange for, or in connection with, the cancellation or surrender of an Option, SAR or other award having a higher Option Price or exercise price.”

                    2.               This Third Amendment shall be and is hereby incorporated in and form a part of the Plan.

                    3.               Except as set forth herein, the Plan shall remain in full force and effect.

                    I hereby certify that the foregoing Third Amendment was duly adopted by the Board of Directors of BRE Properties, Inc. on October 24, 2002.

By:	/s/ Edward F. Lange, Jr.

Name:	Edward F. Lange, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary